EXHIBIT (11) STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE




                                                           THREE MONTHS ENDED
                                                           ------------------
                                                                MARCH 31
                                                                --------
                                                           2000            1999
                                                           -----           ----
                                                       (IN THOUSANDS, EXCEPT PER
                                                               SHARE DATA)

NET LOSS                                                    $(4,329)   $(2,139)

BASIC AND DILUTED
 -----------------
WEIGHTED AVERAGE SHARES USED TO COMPUTE NET LOSS PER
SHARE :                                                        8,360      2,975
                                                             -------    -------
BASIC AND DILUTED NET LOSS PER SHARE :                      $ (0.52)   $ (0.72)
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